Exhibit 23.2

KPMG LLP

Suite 1100

4655 Executive Drive

San Diego, CA 92121-3132

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2025, with respect to the consolidated financial statements of Aerovate Therapeutics, Inc. and subsidiary, incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

June 30, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.